SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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North American Scientific, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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___________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 5, 2007

___________

To the Stockholders of North American Scientific, Inc.:

The 2007 Annual Meeting of Stockholders of North American Scientific, Inc. (the "Company") will be held at 9:00 a.m. (local time) on June 5, 2007, at the Warner Center Marriott located at 21850 Oxnard Street, Woodland Hills, California 91367 for the following purposes:

1.	To elect nine directors to hold office until the 2008 Annual Meeting; and

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on April 10, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any continuation, adjournment or postponement thereof.

By Order of the Board of Directors,

David N. King Secretary

Chatsworth, California
April 25, 2007

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING. IF YOU ATTEND THE MEETING AND VOTE BY BALLOT, YOUR PROXY WILL BE REVOKED AUTOMATICALLY AND ONLY YOUR VOTE AT THE MEETING WILL BE COUNTED.

20200 Sunburst Street
Chatsworth, California 91311

___________

2007 ANNUAL MEETING OF STOCKHOLDERS
June 5, 2007
___________

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are furnished to stockholders of North American Scientific, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 2007 Annual Meeting of Stockholders to be held at 9:00 a.m. local time, on June 5, 2007 at the Warner Center Marriott located at 21850 Oxnard Street, Woodland Hills, California 91367 or at any adjournments or postponements thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Stockholders for the fiscal year ended October 31, 2006 are being mailed to stockholders on or about April 30, 2007.

Stockholders of record at the close of business on April 10, 2007 are entitled to notice of and to vote at the Meeting. On such date there were outstanding 29,298,016 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on the record date. Each proxy received will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of the nominees named below as Directors. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof or by submitting a subsequent proxy or by attending the Meeting and voting in person. If you are a stockholder of record (that is, if you hold your shares in certificate form registered in your name on the books of the Company’s transfer agent, U.S. Stock Transfer Corporation, as of the close of business on April 10, 2007), and attend the Meeting, you may deliver your completed proxy card in person. However, if you hold your shares in “street name” (that is, not certificate form), (a) you must return your voting instructions to your broker or nominee so that the holder of record can be instructed how to vote those shares or (b) if you wish to attend the Meeting and vote in person, you must obtain and bring to the Meeting a proxy signed by the record holder giving you the right to vote the shares in order to be able to vote at the Meeting. (You may not use the voting instruction form provided by your broker or nominee to vote in person at the Meeting.)

The information contained in this Proxy Statement relating to the occupations and securities holdings of the Board of Directors and officers of the Company and their transactions with the Company is based upon information received from each individual as of April 10, 2007, unless otherwise stated.

Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting, and the election inspectors, after reviewing the votes cast, will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares of Common Stock that are present and entitled to vote but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Abstentions will have the same effect as a vote AGAINST a proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares of Common Stock to vote on a particular matter (a “broker non-vote”), those shares of Common Stock will not be considered as present and entitled to vote with respect to that matter.

The Company may elect to deliver one Annual Report and Proxy Statement to two or more security holders who share an address, unless contrary instructions are received from one or more of the stockholders. If the Company utilizes such delivery method, it will, upon written or oral request deliver promptly a separate copy of the Annual Report and/or Proxy Statement to any such stockholder at a shared address. Such requests should be delivered in writing to the Company's principal executive office or made by telephone to the Company's main switchboard, as such information appears in the Annual Report. Similarly, stockholders sharing an address who receive multiple copies of the Annual Report and Proxy Statement may request delivery of a single copy of such documentation in the future by submitting a request in accordance with the foregoing methods.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The names of persons who have been nominated for election to serve as a Director of the Company, their positions with the Company and information regarding their backgrounds are set forth below. In the event any nominee is unable or declines to serve as a Director at the time of the Meeting, the proxies will be voted for any nominee who may be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director.

On June 13, 2006, upon the designation by Three Arch Partners, a beneficial owner of greater than 5% of the Company’s common stock, and upon the recommendation of the Nominating and Corporate Governance Committee, Dr. Wilfred Jaeger and Roderick Young were elected to the Board in accordance with a securities purchase agreement between the Company and Three Arch Partners.

Each Director is elected annually to serve until the next annual meeting and until his or her successor is duly elected and qualified, or until such Director’s earlier death, resignation or removal.

If a quorum is present at the Meeting, the Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of Directors. Abstentions and broker non-votes will have no effect on the vote because the nominees will be elected by the plurality of the votes cast. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. Stockholders eligible to vote at the meeting do not have cumulative voting rights with respect to the election of directors.

The nominees for election as Directors of the Company are as follows:

L. Michael Cutrer, 50, was the President and Chief Executive Officer from 1990 through April 23, 2007 and has been a Director of the Company since 1990. Previously, Mr. Cutrer was a Manager of Isotope Products Laboratory, Inc., a radioisotope manufacturing company, where he was responsible for industrial product manufacturing, research and development. On April 23, 2007, Mr. Cutrer became the Executive Vice President and Chief Technology Officer.

John A. Friede, 68, has been a Director of the Company since May 2004. Mr. Friede cofounded NOMOS Corporation and served as its Chairman until the acquisition by the Company.  He has managed his own private investments in medical technology and other venture capital fields for more than 20 years.  Mr. Friede is a graduate of Dartmouth College and the Harvard University Graduate School of Business Administration.  He also serves as Chairman of the Board of Milkhaus Laboratory, Inc., a private specialty marketer of health care products.  In addition, Mr. Friede is a Trustee of the Fine Arts Museum of San Francisco.

Dr. Wilfred E. Jaeger, 50, joined the Board of Directors in June 2006. Dr. Jaeger is the cofounder of Three Arch Partners. Previously he was a general partner at Schroder Ventures. Dr. Jaeger began his medical career in private practice. He was subsequently recruited by Chec Medical, a venture capital backed ambulatory care startup in Seattle. He subsequently attended business school and began working in venture capital in 1989. He has since been an active early stage investor in numerous successful biotechnology, healthcare service, and medical device companies. Dr. Jaeger serves on the boards of many private healthcare companies, and he currently serves as a director of Threshold Pharmaceuticals, Inc. He received his MD from the University of British Columbia School of Medicine. He has an M.B.A. from the Stanford Graduate School of Business.

John B. Rush, 48, is being nominated as a Director for the first time. Mr. Rush became the Company’s President and Chief Executive Officer on April 23, 2007. Prior to joining the Company, Mr. Rush served since 2002 as President and Chief Executive Officer of Sanarus Medical, a leading developer of minimally invasive medical devices for diagnosing and treating breast disease. Prior to joining Sanarus, Mr. Rush was President and Chief Executive Officer at Micro Therapeutics, Inc. (now owned by ev3, Inc.), a publicly traded medical device company focused on the treatment of cerebral and peripheral vascular disorders worldwide.

John M. Sabin, 52, has been a Director of the Company since August 2005. He has served as Chief Financial Officer and General Counsel of Phoenix Health Systems, Inc., a health care IT consulting and outsourcing firm, since October 2004.  From January 2000 to October 2004, he served as Chief Financial Officer and General Counsel of NovaScreen Biosciences Corporation, a developer of biotechnology-based tools to accelerate drug discovery and development.  Previously, he served as Executive Vice President and Chief Financial Officer of Hudson Hotels Corporation, a limited service hotel development and management company, and as an executive at Vistana, Inc., Choice Hotels International, Inc., Manor Care Inc. and Marriott International, Inc. Mr. Sabin has served as a Trustee of Hersha Hospitality Trust, a publicly traded hospitality real estate investment trust since 2003, and as a Trustee of Prime Group Realty Trust, a public real estate investment trust since 2005.

 Richard A. Sandberg, 64, has been a Director of the Company since August 2005. He has served as Chief Financial Officer of Matritech, Inc., a publicly traded developer and manufacturer of cancer diagnostic test products, since 2002, and has also been on that company’s board of directors since 1999 (excluding the period from June to September 2002).  Mr. Sandberg has also served as Manager and Chief Financial Officer of Battery Asset Management, LLC, a firm specializing in foreign exchange transactions.  From 1997 to 2001, Mr. Sandberg served as Chairman of the Board of Lifecodes Corporation, a manufacturer of DNA test kits and a provider of DNA testing services and from May 1997 to September 1998, as its Chief Financial Officer.  From 1983 to 1997, Mr. Sandberg held financial and operating positions at Dianon Systems, Inc., an anatomic pathology testing and genetic and clinical chemistry testing company he founded in 1983, including Chief Executive Officer and Chief Financial Officer.  Since 2003, Mr. Sandberg has been a director of Ethan Allen Interiors, Inc., a publicly traded home furnishings company.

Dr. Gary N. Wilner, 66, has been a Director of the Company since December 2002 and Chairman of the Board of Directors since March 2006. He retired from the practice of medicine in January 2005, having been an academic and consultative cardiologist for the past 30 years. Dr. Wilner serves as a Trustee and Chairman of the Board of Trustees of the Oakmark Family of Funds. He has had prior service as a Director of the American Heart Association and the Albert Einstein Peace Prize Foundation.

Nancy J. Wysenski, 48, has been a Director of the Company since May 2004. Ms. Wysenski was the President and a founding member of EMD Pharmaceuticals, Inc., a United States pharmaceutical company owned by Merck KGaA, until October 2006. Ms. Wysenski also served as a member of the Merck KGaA Ethical Pharmaceuticals Executive Committee and managed their ethical pharmaceutical product portfolio. Ms. Wysenski was also responsible for Dey Laboratories, a specialty pharmaceutical company owned by Merck KGaA focused on the development of drugs used in the treatment of respiratory diseases and allergies. Prior to joining and founding EMD Pharmaceuticals, Inc. in August 1999, Ms. Wysenski was the Senior Vice President of Operations at NetGenics from 1998 to 1999. Prior thereto, Ms. Wysenski held a number of positions at Astra Merck, culminating at Vice President of Field Sales. Prior to joining Astra Merck in 1990, Ms. Wysenski held a number of positions at Merck Human Health from 1984 to 1990. Ms. Wysenski is a graduate of Kent State University and holds an M.B.A. from Baldwin Wallace College.

Roderick A. Young, 63, joined the Board of Directors in June 2006. Mr. Young has been a Venture Partner of Three Arch Partners since May 2006. From February 2003 to July 2005, Mr. Young was President and CEO of Vivant Medical, Inc., a venture-backed medical device company that was acquired by Tyco International, Ltd. Prior to his tenure at Vivant, Mr. Young was President and CEO of Targesome, Inc., a biotechnology company, from October 1998 to October 2002. Prior to Targesome, Mr. Young also served as Chairman and CEO of General Surgical Innovations, President & CEO of Focus Surgery, President of Toshiba America MRI and President and COO of Diasonics. He holds his BS degree in Industrial Engineering from Stanford University and an M.B.A. from The Harvard Business School.

Dr. Jonathan P. Gertler, who has served as a Director since 2002 and Chairman of the Nominating and Governance Committee, will not be standing for reelection to the Board of Directors at the Meeting. Dr. Gertler does not have any disagreements with the Company on any matter related to the Company’s operations, policies or practices.

On June 6, 2006, the Company entered into a Securities Purchase Agreement with Three Arch Partners whereby the Company provided the right to Three Arch Partners to designate two nominees who are reasonably acceptable to the Company to serve on the Board of Directors. If at any time, Three Arch Partners owns less than 3,500,000 shares (including shares of common stock issuable upon exercise of warrants, and as adjusted for stock splits, stock dividends and recapitalization), but more than 2,000,000 shares, Three Arch Partners would then have the right to designate one nominee who is reasonably acceptable to the Company to serve on the Board of Directors. In that case, one of the designees must resign from the Board effective immediately. The Company’s obligations pursuant to the Securities Purchase Agreement terminates if at any time Three Arch Partners owns less than 2,000,000 shares. If Three Arch Partners owns less than 2,000,000 shares at any time, any director previously nominated by Three Arch Partners is obligated to resign from the Board immediately. On June 13, 2006, the Board elected the two designees of Three Arch Partners, Dr. Jaeger and Mr. Young, both of whom continue to serve on the Board as non-independent directors. Dr. Jaeger and Mr. Young are both being nominated for election to serve as a Director at the Meeting.

There are no other arrangements or understandings between us and any other person pursuant to which such person was or is to be selected as a director, executive officer or nominee. We have, however, entered into employment agreements with three of our executive officers, including Messrs. Rush and Cutrer, which are described on page 16 below under the heading “Employment Agreements.”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE LISTED ABOVE.

DIRECTOR INDEPENDENCE

Pursuant to Nasdaq Stock Market requirements, the Board has adopted corporate governance guidelines that meet or exceed the independence standards set forth by Nasdaq. The Board has also adopted categorical standards to assist it in evaluating the independence of each Director and determining whether or not certain relationships between Directors and the Company or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) exist which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director for the purposes of the Nasdaq independence standards. The categorical standards set forth by Nasdaq and adopted by the Board for evaluation of its members whom would not be considered independent are enumerated below:

(A) a director who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

(B) a director who accepted or who has a “Family Member” (as defined by Nasdaq) who accepted any payments from the Company or any parent or subsidiary of the Company in excess of $100,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for board or board committee service;
(ii)	payments arising solely from investments in the company's securities;
(iii)	compensation paid to a Family Member who is a non-executive employee of the company or a parent or subsidiary of the Company;
(iv)	benefits under a tax-qualified retirement plan, or non-discretionary compensation;
(v)
loans from a financial institution provided that the loans: (1) were made in the ordinary course of business, (2) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, (3) did not involve more than a normal degree of risk or other unfavorable factors, and (4) were not otherwise subject to the specific disclosure requirements of Regulation S-K, Item 404, promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities and Exchange Act of 1934, as amended (the “1934 Act”);

(vi)
payments from a financial institution in connection with the deposit of funds or the financial institution acting in an agency capacity, provided such payments were (1) made in the ordinary course of business; (2) made on substantially the same terms as those prevailing at the time for comparable transactions with the general public; and (3) not otherwise subject to the disclosure requirements of SEC Regulation S-K, Item 404; or

(vii)	loans permitted under Section 13(k) of the 1934 Act;

provided, however, that in addition to the requirements contained in this paragraph (B), audit committee members are also subject to additional, more stringent requirements under Nasdaq Rule 4350(d).

(C) a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the Company as an executive officer;

(D) a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(i)	payments arising solely from investments in the Company's securities; or
(ii)	payments under non-discretionary charitable contribution matching programs.

(E) a director of the Company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or

(F) a director who is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

In its annual review of director independence, with the assistance of the Nominating and Governance Committee, the Board of Directors evaluated the applicable commercial, industrial, banking, consulting, legal, accounting, charitable, familial, and other relationships of each director and their respective “Family Members” with the Company and its subsidiaries. In March 2007, the Board affirmatively determined, in its business judgment, that, absent a change in circumstances at the time of the Meeting, the following Directors and nominees will satisfy the Company’s independence guidelines and the Nasdaq listing standards: Mr. Friede, Mr. Sabin, Mr. Sandberg, Dr. Wilner, and Ms. Wysenski.

CODE OF ETHICS

The Company has a written Code of Ethics that applies to all employees, including our Chief Executive Officer, Chief Financial Officer, and Corporate Controller. The full text of the Company’s Code of Ethics is published on our website at www.nasmedical.com under the “Investor Center-Corporate Governance” caption. The Company will disclose any future amendments to, or waivers from, certain provisions of the Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and Corporate Controller on our website within four business days following the date of such amendment or waiver.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company held eight meetings during the fiscal year ended October 31, 2006, and acted by unanimous written consent on two occasions. All of the directors who were on the Board during fiscal year 2006 attended at least 75% of the total number of meetings of the Board of Directors and committees on which they served. Wilfred Jaeger and Roderick Young were elected to the Board of Directors on June 13, 2006, and from that time forward attended two meetings of the Board of Directors. The Board of Directors has no written policy as to its members’ attendance at the Annual Meeting of Stockholders; however, it is the practice of Board members to attend the Annual Meeting of Stockholders. All Directors, except for Mr. Friede, attended the 2006 Annual Meeting of Stockholders. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Audit Committee. The Audit Committee has the functions of, among others, (i) reviewing the adequacy of the Company's internal system of accounting controls, (ii) meeting with the independent accountants and management to review and discuss various matters pertaining to the audit, including the Company's financial statements, the report of the independent accountants on the results, scope and terms of their work, and the independent accountants’ recommendations concerning the financial practices, controls, procedures and policies employed by the Company, (iii) resolving disagreements between management and the independent accountants regarding financial reporting, (iv) reviewing the financial statements of the Company, (v) selecting, evaluating, and when appropriate, replacing the independent accountants, (vi) reviewing and approving fees to be paid to the independent accountants, (vii) reviewing and approving related party transactions, (viii) reviewing and approving all permitted non-audit services to be performed by the independent accountants, (ix) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters, and (x) considering other appropriate matters regarding the financial affairs of the Company.

During the fiscal year ended October 31, 2006, the members of the Audit Committee were Mr. John Sabin (Chairman), Mr. Richard Sandberg, and Dr. Gary Wilner, each of whom is “independent” as defined under current Rule 4200(a)(15) of the Nasdaq listing standards. During the fiscal year ended October 31, 2006, the Audit Committee met on twelve occasions.

The Audit Committee has a charter, a copy of which was included as Appendix A to the 2005 Proxy Statement and which can be found on the Company’s website, www.nasmedical.com.

Audit Committee Financial Experts. The Board of Directors has determined that John M. Sabin and Richard A. Sandberg each qualify as an “audit committee financial expert” and “independent” as defined under the applicable Securities and Exchange Commission and Nasdaq rules.

Compensation Committee. During fiscal year 2006, the Compensation Committee consisted of Ms. Nancy Wysenski (Chairperson), Dr. Jonathan Gertler, and Mr. Richard Sandberg, all non-employee Directors who meet the Nasdaq listing standards for “independence.” The Compensation Committee oversees the Company’s executive compensation programs and policies and is responsible for determining grants of options to purchase common stock under the North American Scientific, Inc. 2006 Stock Plan. During the fiscal year October 31, 2006, the Compensation Committee met on ten occasions.

The Compensation Committee has a charter, a copy of which was included as Appendix B to the 2005 Proxy Statement and which can be found on the Company’s website, www.nasmedical.com.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for recommending candidates for election to the Board of Directors and reviewing matters of corporate governance. The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders if properly submitted. This Committee currently consists of Dr. Jonathan Gertler (Chairman), Mr. John Sabin, Dr. Gary Wilner, and Ms. Nancy Wysenski, each of whom is “independent” under current Nasdaq listing standards. During fiscal year 2006, the Committee met on four occasions. Dr. Gertler will not stand for re-election to the Board of Directors at the Meeting.

The Nominating and Governance Committee has a charter, a copy of which was included as Appendix C to the 2005 Proxy Statement and which can be found on the Company’s website, www.nasmedical.com.

Meetings of Independent Directors. The independent Directors meet in executive session (with no management Directors or officers present) periodically throughout the year. The independent Directors met on five occasions during the fiscal year ended October 31, 2006.

Shareholder Communications. The Board of Directors has adopted the following procedure for stockholders and other interested parties to communicate with the Board. All such communications should be sent by regular mail to North American Scientific, Inc., Attn: Chairman of the Board, 20200 Sunburst Street, Chatsworth, California 91311. The Chairman will collect and organize all such communications, deleting any sales or other solicitations and any which contain offensive material. A summary of the communications received will be periodically provided to the Board, which will determine the disposition of any such communication.

COMPENSATION OF DIRECTORS

Directors who are also employees of the Company or its subsidiaries receive no separate compensation for serving as Directors or as members of any committees of the Board of Directors. Each non-employee Director receives a quarterly payment of $5,000, and receives $1,250 per Board or committee meeting if he attends in person or $500 per meeting if he participates via telephone. Directors may be reimbursed for certain expenses incurred in connection with attending Board or committee meetings. In addition, the Chairman of the Board of Directors receives compensation of $40,000 per year (rather than the $5,000 quarterly payment); the Chairman of the Audit Committee receives $5,000 per year; the Chairman of the Compensation Committee receives $2,500 per year; and the Chairman of the Nominating and Corporate Governance Committees receives $2,500 per year; in each case these payments are in addition to the $5,000 quarterly payment.

Each individual who is first elected or appointed as a non-employee director shall automatically be granted, on the date of such initial election or appointment, a non-statutory stock option to purchase 25,000 shares of Common Stock. On the date of each annual stockholders meeting, each individual who is re-elected to serve as a non-employee director is automatically granted a non-statutory stock option to purchase 15,000 shares of Common Stock, except for the Chairman of the Board, who is automatically granted a non-statutory stock option to purchase 25,000 shares of Common Stock. The annual grant of non-statutory stock options is only given to those non-employee directors who have served at least six months. In lieu of receiving the non-statutory stock options, each non-employee director may elect to receive a grant of one share of restricted Common Stock for every three shares of Common Stock underlying such stock option. To date, no non-employee director has elected to receive restricted stock in lieu of stock options.

During the fiscal year ended October 31, 2006, Messrs. Friede, Sandberg, and Sabin, Dr Gertler and Ms. Wysenski each received an annual grant of ten-year non-statutory stock options to purchase 15,000 shares of Common Stock of the Company, at a price of $1.92 per share, with one-third vesting each year for the next three years, as measured from the grant date of May 3, 2006. Upon their election to the Board of Directors, Dr. Jaeger and Mr. Young each received an initial grant of ten-year non-statutory stock options to purchase 25,000 shares of Common Stock of the Company at a price of $2.03 per share with one-third vesting each year for the next three years, as measured from the grant date of June 14, 2006. During the fiscal year ending October 31, 2006, Dr. Wilner received a grant of ten-year non-statutory stock options to purchase 25,000 shares of Common Stock of the Company, at a price of $1.92 per share, with one-third vesting each year for the next three years, as measured from the grant date of May 3, 2006.

INDEPENDENT ACCOUNTANTS

The Company’s independent public accountants for the fiscal year ended October 31, 2006 were Singer Lewak Greenbaum & Goldstein LLP. The Company’s Audit Committee has selected Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent public accountants for the fiscal year ending October 31, 2007, subject to the Committee’s review and approval of the proposed engagement terms and 2007 audit plan. Under its charter, the Audit Committee is solely responsible for reviewing the qualifications of the Company’s independent public accountants, and selecting the independent public accountants for the current fiscal year.

Management has invited representatives of Singer Lewak Greenbaum & Goldstein LLP to be present at the meeting, and expects that they will attend. If present, these representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Principal Accountant Audit Fees and Services Fees

The following table describes fees for professional audit services rendered by Singer Lewak Greenbaum & Goldstein LLP, our independent registered public accounting firm, for the audit of our annual financial statements for the fiscal years ended October 31, 2006 and 2005, respectively, and fees billed for other services rendered by Singer Lewak Greenbaum & Goldstein LLP and PricewaterhouseCoopers LLP during those periods.

Type of Fee	2006	2005
Audit Fees(1)	$322,000	$223,000
Audit Related Fees(2)	400,000	588,000
Tax Fees(3)	161,000	70,000
All Other Fees	—	—
Total	$883,000	$881,000

(1)
Audit Fees include fees for professional services rendered by Singer Lewak Greenbaum & Goldstein LLP for the audit of our annual financial statements in our Form 10-K and reviews of quarterly interim financial statements included in our Form 10-Q. This category also includes fees for services that generally only the independent registered public accounting firm reasonably can provide to a company, such as procedures related to consents and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)
Audit Related Fees include fees for professional services rendered by Singer Lewak Greenbaum & Goldstein LLP and PricewaterhouseCoopers LLP associated with assurance and related services traditionally performed by the independent registered public accounting firm and that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to assistance in financial due diligence related to issuance of debt and common stock, accounting consultations, consultations concerning financial accounting and reporting standards, and an audit of the Company’s internal controls under the Sarbanes-Oxley Act of 2002.

(3)	Tax Fees include the fees for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent registered public accounting firm. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors’ independence. The Audit Committee has considered the role of Singer Lewak Greenbaum & Goldstein LLP in providing services to us for the fiscal year ended October 31, 2006 and has concluded that such services are compatible with their independence as our auditors. The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved all of the foregoing audit and other services provided by Singer Lewak Greenbaum & Goldstein LLP in fiscal years 2006 and 2005, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership

Except as otherwise indicated below, the following table sets forth information known to the Company with respect to the beneficial ownership of the Company’s Common Stock as of April 10, 2007 by (i) all those known by the Company to own more than 5% of the Company’s outstanding Common Stock; (ii) each of the Company’s directors; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers named in the Summary Compensation Table as a group:

	Beneficial Ownership
Name and Address(1)	Number of Shares		Percent of Class
L. Michael Cutrer	1,029,958	(2)	3.5
John A. Friede	2,426,618	(3)	8.0
Jonathan P. Gertler	50,000	(4)		*
Wilfred E. Jaeger	5,121,638	(5)	16.9
David N. King	46,750	(6)		*
James W. Klingler	43,125	(7)		*
Michael C. Ryan	10,000	(8)		*
John M. Sabin	15,334	(9)		*
Richard A. Sandberg	24,325	(9)		*
Gary N. Wilner	54,334	(10)		*
Nancy J. Wysenski	35,000	(11)		*
Roderick A. Young	—			*
All directors and executive officers as a group (12 persons)	8,857,082	(12)	29.2
Three Arch Partners	5,121,638	(13)	17.5
Wells Fargo & Company	4,555,000	(14)	15.5
SF Capital Partners Ltd..	2,694,504	(15)	9.2

*	Denotes less than 1%

(1)
This table is based upon information supplied by officers, directors, and principal stockholders of the Company and by Schedules 13D and 13G filed with the SEC. Except where indicated, by footnote, and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all of their shares of Common Stock. Except with respect to 5% security holders, applicable percentages are based on 29,298,016 shares of Company Common Stock outstanding on April 10, 2007, adjusted as required. The information known to the Company with respect to each of the following’s beneficial ownership of the Company’s Common Stock is as of April 10, 2007: L. Michael Cutrer, John A. Friede, Jonathan P. Gertler, Wilfred E. Jaeger, David N. King, James W. Klingler, Michael C. Ryan, John M. Sabin, Richard A. Sandberg, Gary N. Wilner, Nancy J. Wysenski, and Roderick A. Young.

(2)
Includes 751,375 shares subject to outstanding options that are exercisable within 60 days. Also includes 53,583 shares owned by a trust over which the reporting person has shared voting and dispositive power with his spouse. Also includes 2,508 shares held in a trust for the reporting person’s sons.

(3)
Includes 35,000 shares subject to outstanding options that are exercisable within 60 days. Also includes 1,181,530 shares held by Citigroup Trust-Delaware, N.A., over which the reporting person has voting and dispositive power.

(4)	Includes 50,000 shares subject to outstanding options that are exercisable within 60 days.
(5)
Includes 5,121,638 shares held of record by Three Arch Partners IV, L.P., Three Arch Associates IV, L.P., Three Arch Capital, L.P. and TAC Associates, L.P. Dr. Jaeger, who serves as a member of the Board, is a managing member of Three Arch Management IV, L.L.C., or TAM IV, which is the general partner for Three Arch Partners IV, L.P. and Three Arch Associates IV, L.P. Dr. Jaeger is also a managing member of TAC Management, L.L.C., or TAC MGT, which is the general partner for Three Arch Capital, L.P. and TAC Associates, L.P. TAM IV and TAC MGMT may be deemed to have sole power to vote these shares, Mark A. Wan, a managing member of TAM IV and TAC MGMT, may be deemed to have sole power to vote these shares, Dr. Jaeger, a managing member of TAM IV and TAC MGMT, may be deemed to have sole power to vote these shares, and Barclay Nicholson, a managing member of TAM IV and TAC MGMT, may be deemed to have sole power to vote these shares. Dr. Jaeger disclaims beneficial ownership of shares held by Three Arch Partners IV, L.P., Three Arch Associates IV, L.P., Three Arch Capital, L.P. and TAC Associates, L.P., except to the extent of his pecuniary interest therein.

(6)	Includes 46,750 shares subject to outstanding options that are exercisable within 60 days.
(7)	Includes 33,125 shares subject to outstanding options that are exercisable within 60 days.
(8)	Includes 10,000 shares subject to outstanding options that are exercisable within 60 days.
(9)	Includes 13,334 shares subject to outstanding options that are exercisable within 60 days.
(10)	Includes 53,334 shares subject to outstanding options that are exercisable within 60 days.
(11)	Includes 35,000 shares subject to outstanding options that are exercisable within 60 days.
(12)	Includes 1,041,252 shares subject to outstanding options that are exercisable within 60 days.
(13)
Includes 5,121,638 shares held of record by Three Arch Partners IV, L.P., Three Arch Associates IV, L.P., Three Arch Capital, L.P. and TAC Associates, L.P. Dr. Jaeger, who serves as a member of the Board, is a managing member of Three Arch Management IV, L.L.C., or TAM IV, which is the general partner for Three Arch Partners IV, L.P. and Three Arch Associates IV, L.P. Dr. Jaeger is also a managing member of TAC Management, L.L.C., or TAC MGT, which is the general partner for Three Arch Capital, L.P. and TAC Associates, L.P. TAM IV and TAC MGMT may be deemed to have sole power to vote these shares, Mark A. Wan, a managing member of TAM IV and TAC MGMT, may be deemed to have sole power to vote these shares, Dr. Jaeger, a managing member of TAM IV and TAC MGMT, may be deemed to have sole power to vote these shares, and Barclay Nicholson, a managing member of TAM IV and TAC MGMT, may be deemed to have sole power to vote these shares. Dr. Jaeger disclaims beneficial ownership of shares held by Three Arch Partners IV, L.P., Three Arch Associates IV, L.P., Three Arch Capital, L.P. and TAC Associates, L.P., except to the extent of his pecuniary interest therein. The principal address for Three Arch Partners is 3200 Alpine Road, Portola Valley, California 94028.

(14)
The amended Schedule 13G filed with the SEC on February 12, 2007 indicates that as of December 31, 2006 Wells Fargo & Company and its subsidiaries have sole voting power of 4,385,000 shares and sole investment power of 4,555,000 shares. The principal address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104.

(15)
The amended Schedule 13G filed with the SEC on February 14, 2007 indicates that as of December 31, 2006 Michael A. Roth and Brian J. Stark have shared voting and investment power of 2,694,504 shares. The 2,694,504 shares are held directly by SF Capital Partners Ltd. or SF Capital. Messrs Roth and Stark are the managing members of Stark Offshore Management LLC, or Stark Offshore, which acts as investment manager and has sole power to direct the management of SF Capital. Through Stark Offshore, Messrs. Roth and Stark possess voting and investment power over all of the shares. Messrs. Roth and Stark disclaim beneficial ownership of the shares. The principal address for SF Capital is 3600 South Lake Drive, St. Francis, Wisconsin 53235.

Equity Compensation

The following table sets forth information about the Company’s equity compensation plans as of October 31, 2006.

Plan category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available For Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders(1)	3,438,305	$6.06	1,858,839	(2)
Equity compensation plans not approved by stockholders	—	—	—
Total	3,438,305	$6.06	1,858,839

(1)
Consists of the 1996 Stock Option Plan, as amended (the “1996 Plan”), the 2003 Non-Employee Directors’ Equity Compensation Plan (the “Directors Plan”), the 2006 Stock Plan (“2006 Plan”), and the 2000 Employee Stock Purchase Plan (the “ESPP”).

(2)	Includes shares available for issuance under the ESPP. As of October 31, 2006 an aggregate of 73,839 shares of common stock were available for issuance under the ESPP.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to the Company’s executive officers for the fiscal year ended October 31, 2006 and the two previous years.

Summary Compensation Table

	Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options/SARs (#)	All Other Compensation ($)(1)
L. Michael Cutrer	2006	340,700	30,000	—	75,000	7,600
President and Chief	2005	334,000	30,000	—	—	2,300
Executive Officer	2004	314,000	—	—	36,000	7,000

David N. King	2006	155,000	13,000	—	50,000	3,400
Vice President,	2005	147,000	5,500	—	—	1,500
General Counsel and	2004	122,000	20,000	—	—	1,300
Corporate Secretary

James W. Klingler(2)	2006	229,500	20,000	—	65,000	5,300
Senior Vice President and	2005	225,000	17,000	—	—	2,800
Chief Financial Officer	2004	59,000	9,000	—	50,000	—

Michael C. Ryan (3)	2006	163,200	18,000	—	80,000	53,092
Senior Vice President,	2005	—	—	—	—	—
General Manager	2004	—	—	—	—	—
NOMOS Division

(1)
All Other Compensation consists of the Company’s contribution to such executive officer’s 401(k) plan, Company paid life insurance premiums and profit sharing contributions made by the Company on behalf of such executive officers, and severance payments.

(2)	Mr. Klingler began his employment on July 26, 2004.
(3)	Mr. Ryan began his employment on January 16, 2006. All Other Compensation for Mr. Ryan also includes $49,278 of relocation expense.

Option Grants

The following table sets forth the stock options granted by the Company to each of the named executive officers during the fiscal year ended October 31, 2006.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options/ SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Grant Date Present Value ($)
L. Michael Cutrer	37,500	2.6	$2.23	3/16/13	44,500
L. Michael Cutrer	37,500	2.6	$3.35	3/16/14	36,700
David N. King	25,000	1.7	$2.23	3/16/13	29,600
David N. King	25,000	1.7	$3.35	3/16/14	24,500
James W. Klingler	32,500	2.2	$2.23	3/16/13	38,500
James W. Klingler	32,500	2.2	$3.35	3/16/14	31,800
Michael C. Ryan	40,000	2.8	$2.23	3/16/13	47,400
Michael C. Ryan	40,000	2.8	$3.35	3/16/14	39,200

Option Exercises and Year-End Value

The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended October 31, 2006 by the Company’s named executive officers and the fiscal year-end value of unexercised options as of October 31, 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at 10/31/06 (#)		Value of Unexercised In-the-Money Options at 10/31//06 ($)(1)
Name	on Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
L. Michael Cutrer	—	—	880,000	87,000	49,500	—
David N. King	—	—	40,500	50,000	—	—
James W. Klingler	—	—	25,000	90,000	—	—
Michael C. Ryan	—	—	—	80,000	—	—

(1)	Calculated based upon the difference between the exercise price and the fair market value at fiscal year-end.

Employment Agreements

John B. Rush

On March 22, 2007, the Company entered into an employment agreement (the “Agreement”) with John B. Rush in connection with his employment as the Company’s new President and Chief Executive Officer. Mr. Rush’s base salary will be $350,000. Mr. Rush will also be eligible to receive an annual bonus, if any, based upon performance goals approved by the Board or the Compensation Committee of the Board, in consultation with Mr. Rush, in an amount, not to exceed 60% of his base salary, to be determined by the Compensation Committee. For the period beginning on April 23, 2007 and ending the last day of the Company’s fiscal year, October 31, 2007, Mr. Rush will receive a guaranteed, minimum, pro-rated bonus of 30% of his base salary.

On April 23, 2007, the Company granted stock options to Mr. Rush with respect to 1,800,000 shares of our common stock. The stock options have an exercise price of $1.16, which was equal to the fair market value per share of our common stock on the grant date. In addition, in the event that within 24 months of April 23, 2007, the Company issues additional shares of stock in connection with raising capital in a private placement transaction, the Company is required to grant options to Mr. Rush to acquire an additional number of shares of common stock equal to 3% of the number of shares issued in connection with such transaction (the “Additional Shares”).

All of the options have a term of ten years and vest monthly over a four-year period. The options remain exercisable until the earlier of the expiration of the term of the option or (i) three months following Mr. Rush’s date of termination in the case of termination for reasons other than cause, death or disability (as such terms are defined in his employment agreement) or (ii) 12 months following Mr. Rush’s date of termination in the case of termination on account of death or disability. In the event that Mr. Rush is terminated for cause, all outstanding options, whether vested or not, will immediately lapse.

In the event (a) Mr. Rush’s employment is terminated by the Company at any time after April 23, 2007 for any reason other than Mr. Rush’s death, disability or “cause” (as defined in the Agreement) or (b) Mr. Rush resigns for a “good reason” (as defined in the Agreement), Mr. Rush will receive his base salary in effect on the date of termination for a period ending 12 months following the date of termination.

In the event of a “Control Termination” (as defined in the Agreement), Mr. Rush will be entitled to receive his base salary in effect on the date of termination and group health benefits for a period ending 12 months following the date of termination and, in addition, he shall, as of the date of the Control Termination, become fully vested in any unvested options previously granted to him.

Mr. Rush’s employment agreement also provides that the Company will make a tax gross-up payment to Mr. Rush in the event that payments to Mr. Rush on account of a change in control constitute an excess parachute payment subject to an excise tax under Section 4999 of the Code. Similarly, the Company will make a tax gross-up payment to Mr. Rush for any excise tax in the event that amounts or benefits payable to Mr. Rush are determined to be subject to the excise tax on nonqualified deferred compensation under Section 409A of the Code.

In the event that any amount payable upon Mr. Rush’s termination would be determined to be “non-qualified deferred compensation” subject to Section 409A of the Code, the Company may delay payment for six months, in order to comply with Section 409A of the Code.

L. Michael Cutrer

In April 2002, the Company entered into an employment agreement with L. Michael Cutrer in connection with his employment as the Company’s Chief Executive Officer. Mr. Cutrer’s initial annual salary was $302,000 with a bonus to be determined at the discretion of the Board of Directors in accordance with the agreement. The employment agreement can be terminated by the Company at any time with or without cause. If terminated without cause, the agreement provides, among other things, for immediate vesting of any unvested stock options and a severance payment equal to three times his current base salary. In the event of a change of control of the Company, the agreement also provides, among other things, for the immediate vesting of any unvested stock options and a severance payment equal to three times (a) base salary, (b) the highest bonus awarded in the three previous years and (c) the Black-Scholes value of any grant of options made during the prior year.

On November 2, 2006, the Company announced that Mr. Cutrer would transition from the position of President and Chief Executive Officer to become the Company’s Executive Vice President and Chief Technology Officer upon his successor being identified and joining the Company. As part of this transition process, on December 21, 2006, the Company and Mr. Cutrer entered into a First Amended and Restated Employment Agreement (the “Amended Agreement”). The Amended Agreement became effective on April 23, 2007.

 Under the Amended Agreement, Mr. Cutrer’s annual base salary is $280,000. In addition, Mr. Cutrer is eligible to receive an annual bonus, if any, based upon performance goals approved by the Compensation Committee or the Board in an amount to be determined in the sole discretion of the Compensation Committee or the Board. If Mr. Cutrer meets or exceeds the performance goals for a particular measuring year, the annual bonus may not be less than 25% of his base salary.

 In the event Mr. Cutrer’s employment terminates on or before October 31, 2007 for (a) any reason other than Mr. Cutrer ’s death, disability or “cause” (as defined in the Amended Agreement) or (b) Mr. Cutrer resigns for “good reason” (as defined in the Amended Agreement), Mr. Cutrer will continue to receive his base salary in effect on the termination date through October 31, 2007.

 In the event Mr. Cutrer’s employment terminates at any time after the Effective Date for any reason, except for a “Control Termination” (as defined in the Amended Agreement), and in addition to any payment that may be due if he is terminated on or before October 31, 2007 as noted above, Mr. Cutrer will be entitled to receive (a) severance pay equal to three times (3x) his highest base salary during his employment by the Company payable over a three year period in accordance with the Company’s standard payroll practices for salaried employees, and (b) any unvested stock options shall immediately vest as of the termination date. In addition, the exercise date of all stock options that, on the termination date, have an exercise price greater than the fair market value of the Company’s common stock will be extended to the later of (i) the last day of the year in which the stock option would otherwise have expired or (ii) two and a half months after the date on which the stock option would otherwise have expired (or such later date as may be permitted by final regulations issued pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), but in no event later than the date on which the stock option would have expired had Mr. Cutrer’s employment not been terminated).

 In the event of a “Control Termination” (as defined in the Amended Agreement), Mr. Cutrer will be entitled to a “Control Severance Payment” in the gross amount equal to the total of: (a) three (3) years’ base salary; (b) the highest annual bonus paid to Mr. Cutrer in the three years prior to such termination multiplied by three (3); (c) the Black/Scholes valuation of the stock options received by Mr. Cutrer during the one year prior to such termination multiplied by three (3); and (d) a tax gross-up payment if any severance payment constitutes an excess parachute payment subject to the excise tax imposed by Section 4999 of the Code. The Control Severance Payment will be paid as salary continuation ratably over a one year period. In addition, any unvested stock options will immediately vest as of the termination date.

James W. Klingler

In July 2004, the Company entered into a letter agreement with James W. Klingler in connection with his employment as the Company’s Chief Financial Officer. The letter agreement does not provide for a specific term of employment; however, the agreement does provide for a twelve month severance payment if Mr. Klingler’s employment is terminated by the Company for any reason other than for cause.

Michael J. Ryan

In January 2006, the Company entered into a letter agreement with Michael J. Ryan in connection with his employment as Senior Vice President and General Manager of the Company’s NOMOS Radiation Oncology Division. The letter agreement does not provide for a specific term of employment; however, the agreement does provide for a six month severance payment if Mr. Ryan’s employment is terminated by the Company for any reason other than for cause. If Mr. Ryan’s service as Senior Vice President and General Manager of the Company’s NOMOS Radiation Oncology Division (or any follow-on position of similar authority) continues for three years, the agreement will provide for a nine month severance payment if Mr. Ryan’s employment is terminated by the Company for any reason other than for cause. In April 2007, the Company entered into an amended letter agreement, increasing Mr. Ryan’s severance payment to nine months if his employment is terminated by the Company for any reason other than for cause, and providing a guaranteed bonus of no less than 50% of his target bonus for fiscal 2007 (pro-rated in the event Mr. Ryan’s employment ends prior to the end of the fiscal year). Finally, the letter agreement provides for an additional bonus of three months’ salary in the event Mr. Ryan continues his employment until such time as a transaction or restructuring shall have occurred with respect to the NOMOS Radiation Oncology Division, but in no event shall such bonus be paid later than October 31, 2007.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

The Audit Committee of the Board of Directors is composed entirely of Directors who have never served as officers of the Company and who meet the criteria for independence established by applicable law and The Nasdaq National Market listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors on December 3, 1999, and amended on December 6, 2002, a copy of which was included as Appendix A to the 2005 Proxy Statement and which can be found on the Company’s website, www.nasmedical.com. The Audit Committee has reviewed and reassessed the adequacy of its written charter and determined that the charter comports with current Nasdaq listing standards.

Management is responsible for the implementation of the Company’s internal controls and the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and various other financial reporting-related functions. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion, based upon their audit, as to the conformity of such financial statements with generally accepted accounting principles. The Audit Committee is responsible for, among other things, oversight and monitoring of these processes.

In this context, the Audit Committee has met at least quarterly and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements for the fiscal year ended October 31, 2006 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the Audit.

The Audit Committee has received and reviewed the written disclosures and the letter from Singer Lewak Greenbaum & Goldstein LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Singer Lewak Greenbaum & Goldstein LLP its independence from the Company.

Based on the review discussed above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2006, for filing with the Securities and Exchange Commission.

Audit Committee

John M. Sabin, Chairman Richard A. Sandberg Dr. Gary N. Wilner

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview and Philosophy

The Compensation Committee of the Board of Directors is composed entirely of non-employee, independent directors as defined by applicable law, rules and regulations of The Nasdaq Stock Market LLC, the Securities and Exchange Commission and the Internal Revenue Service. The Committee is responsible for reviewing the Company’s compensation strategy and reviewing, modifying (as needed), and approving all aspects of the Company’s executive compensation policies. In general, the compensation policies adopted by the Committee are designed (1) to attract and retain executives capable of leading the Company to meet its business objectives, and (2) to motivate the Company’s executives to enhance long-term stockholder value.

The Company’s compensation program consists of salary, performance-based bonuses, stock options, benefits and perquisites. The overall executive compensation philosophy is based upon the premise that compensation should be aligned with and support the Company’s business strategy and long-term goals. The Company believes it is essential to maintain an executive compensation program that provides overall compensation competitive with that paid to executives with comparable qualifications and experience at similarly situated companies. The Committee develops its executive compensation program with reference to current information available regarding enterprises in the medical devices and biotechnology markets. Actual compensation levels may be greater or less than the median levels depending upon annual and long-term performance by the Company and the particular individual.

Executive Officer Compensation

The Company’s executive officer compensation program is comprised of three primary components: base salary, annual incentive compensation in the form of cash bonuses, and long-term, equity-based incentive awards.

Base salaries. An executive officer’s base salary is determined by evaluating the responsibilities of the position held and the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to executive officers with comparable qualifications and responsibilities at other similarly situated companies.

Bonuses. The Company pays bonuses to its executive officers based primarily upon the Company’s performance during the year, the performance of each executive officer and compensation survey information for executives employed within the Company’s market segment. In determining the incentive bonus amount paid to each executive officer, the Committee considers several factors, including the Company’s performance, the strength of financial position, and non-financial performance relating to overall Company improvements.

Long-term, Equity-Based Incentive Awards. The general purpose of long-term awards, currently in the form of stock options, is to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Additionally, long-term awards foster the retention of executive officers and provide executive officers with an incentive to achieve superior performance over time. In approving stock option grants, the Committee bases its decision on each individual’s performance and potential to improve stockholder value. The Committee has broad discretion to determine the terms and conditions applicable to each option grant, including the vesting schedule and terms upon which the options may be exercised. Because the exercise price of each stock option must be at least equal to the market price of our common stock on the date of grant, the options do not become valuable to the holder unless our shares increase in market value above the price of the common stock on the date of grant and the executive officer remains with the Company through the applicable vesting period. In fiscal 2005, the Committee authorized management to engage a consultant to advise the Company with respect to its performance-based compensation programs.

Grants of Stock Options. The Company currently operates under our 2006 Stock Plan, which was approved by our stockholders in May 2006. To date, the only grants made under the 2006 Plan have been to newly-hired employees, including to John Rush, the Company’s Chief Executive Officer effective April 23, 2007. No awards have been made under the 2006 Plan to employees who started prior to May 2006, and no such grant is currently being contemplated during fiscal 2007.

Prior to approval of the 2006 Stock Plan, the Company’s 1996 Plan terminated on April 1, 2006. On March 16, 2006, prior to termination of the 1996 Plan, the Committee approved a grant of stock options under the 1996 Plan to most employees of the Company. No further options can be granted under the 1996 Plan. In light of the stock option grants made on March 16, 2006 to employees of the Company, which were intended to cover both the 2006 and the 2007 fiscal years, the Committee currently anticipates that only a limited number of awards will be granted under the 2006 Plan in fiscal years 2006 and 2007 and only to individuals who become new employees of the Company during that period.

Chief Executive Officer’s Compensation

L. Michael Cutrer

The Committee reviewed and determined the performance of Mr. Cutrer, the Company's chief executive officer during fiscal 2006, by evaluating the achievement of corporate and personal objectives set each year in conjunction with the Board's approval of the annual profit plan. Under Mr. Cutrer’s leadership, the Company continued to take important actions to address larger markets, improve productivity and reallocate resources to the faster growing areas of the business. The Committee considered the effect of significant corporate developments and initiatives in evaluating overall corporate performance in 2006, including a successful private placement of the Company’s stock, progress on the Company’s ClearPath™ product candidate, continued growth in the Company’s radiation sources business and oversight of the Company’s reorganization of the NOMOS subsidiary.

Although the Company’s stock price underperformed, factors which influenced the Committee's evaluation of performance for 2006 included, among other achievements, successful private placement of the Company’s stock with net proceeds to the Company of approximately $22 million, year-over-year growth in the Company’s radiation sources business, completion and introduction of nomosSTAT, and continued cost containment within the Company. For 2006, Mr. Cutrer received a base salary of $340,700, and a year-end cash bonus of $30,000. The bonus amount was determined and paid in accordance with the terms of the Company's performance-based bonus program. On March 16, 2006, Mr. Cutrer received stock options to purchase 75,000 shares of the Company’s common stock on the same terms and in line with stock option grants made to other senior executive officers of the Company on that date. Mr. Cutrer’s compensation will be reduced to $280,000 on April 23, 2007, at which time he will assume the duties of Executive Vice President and Chief Technology Officer. Considering all of the factors, the Committee believes that the total value of Mr. Cutrer’s compensation is appropriate compared to other chief executive officers of other comparable companies.

John Rush

During the second quarter of fiscal year 2007, the Company concluded a search for a new Chief Executive Officer with the hiring of John Rush. The compensation package offered to Mr. Rush was structured by taking into account similar factors to those discussed above. In particular, the equity compensation award was structured in a manner intended to tie its value to stockholder success, thereby aligning Mr. Rush’s interest with those of the Company’s shareholders. Mr. Rush’s final compensation, as reflected in the employment agreement entered into on March 22, 2007, was the result of arms-length negotiation between Mr. Rush and the Board of Directors of the Company.

As part of Mr. Rush’s initial compensation package, will receive base compensation of $350,000 annually. He will also be eligible to receive an annual bonus, if any, based upon performance goals approved by the Board or the committee, in an amount not to exceed 60% of his base salary. For fiscal 2007, Mr. Rush will receive a guaranteed, minimum, pro-rated bonus of 30% of his base salary.

In addition to his base compensation and bonus, as an inducement to join the Company, Mr. Rush received an initial grant of 1.8 million options to purchase stock, priced at the fair market value of the Company’s stock on the date Mr. Rush began employment as the Company’s Chief Executive Officer. In addition, in the event that within 24 months of the effective date of the employment agreement between Mr. Rush and the Company, the Company issues additional shares of common stock in connection with raising capital in a private placement transaction, the Company is required to grant options to Mr. Rush to acquire an additional number of shares of common stock equal to 3% of the number of shares issued in connection with such transaction.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally limits the tax deductions a public corporation may take for compensation paid to its executive officers named in its summary compensation table to $1 million per executive per year. This limitation applies only to compensation which is not considered to be performance-based. Based on fiscal year 2006 compensation levels, no such limits on the deductibility of compensation applied to any officer of the Company.

Compensation Committee

Nancy J. Wysenski, Chair
Dr. Jonathan P. Gertler
Richard A. Sandberg

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2006, the Compensation Committee consisted of Ms. Wysenski (Chairperson), Dr. Gertler, and Mr. Sandberg. None of the members who served on the Compensation Committee during the last fiscal year was or has been an officer or employee of the Company or any of its subsidiaries. None of our executive officers serves on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

Total Return Analysis		2001	2002	2003	2004	2005	2006
North American Scientific	Return %		-1.2	-19.8	-28.6	-50.2	-59.6
	Cum $	100.0	98.78	79.22	56.57	28.18	11.38
NASDAQ Composite	Return %		-20.3	44.2	4.0	8.7	13.7
	Cum $	100.0	79.67	114.88	119.49	129.85	147.66
NASDAQ Medical Equipment	Return %		-11.3	43.2	15.5	12.4	9.2
	Cum $	100.0	88.70	127.04	146.79	164.99	180.15

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Company Stock Performance Graph are not to be incorporated by reference into any such filings; nor is such Report or Graph to be incorporated by reference into any future filings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

 Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Act to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports furnished to us during the fiscal year ended October 31, 2006, we believe that all persons subject to the reporting requirements pursuant to Section 16(a) complied with all applicable reporting requirements, except that on May 9, 2006, Mr. Klingler and Mr. Cutrer each belatedly filed a Form 4 with respect to a stock option grant that was made on March 16, 2006, and Mr. Ryan has not yet filed a Form 3 with respect to his appointment as an executive officer during the 2006 fiscal year. The Company has been advised that Mr. Ryan intends to file his Form 3 as soon as possible.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dr. Wilfred E. Jaeger, a member of the board of directors of the Company, co-founded Three Arch Partners, a holder of more than 5% of the Company’s common stock. In addition, Roderick A. Young, a member of the board of directors of the Company, has been a venture partner of Three Arch Partners since May 2006. In 2006, neither Dr. Jaeger nor Mr. Young received any compensation from Three Arch Partners that was directly or indirectly related to their service as a member of the board of directors of the Company. In June 2006, entities affiliated with Three Arch Partners purchased approximately 5,121,638 shares plus warrants to purchase up to 2,560,819 shares of the Company’s common stock for approximately $10 million. Dr. Jaeger is a managing member of Three Arch Management IV, L.L.C., or TAM IV, which is the general partner for Three Arch Partners IV, L.P. and Three Arch Associates IV, L.P. Dr. Jaeger is also a managing member of TAC Management, L.L.C., or TAC MGT, which is the general partner for Three Arch Capital, L.P. and TAC Associates, L.P. Dr. Jaeger, a managing member of TAM IV and TAC MGMT, may be deemed to have sole power to vote shares of the Company’s common stock.

OTHER INFORMATION

The Company's Annual Report for the fiscal year ended October 31, 2006 is being mailed to stockholders contemporaneously with this Proxy Statement.

Cost of Solicitation

All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, the Company and its Directors, officers and employees may also solicit proxies personally, by telephone or other appropriate means. No additional compensation will be paid to Directors, officers or other employees for such services. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

Proposals of Security Holders

Proposals of security holders intended to be presented at the 2008 Annual Meeting of Stockholders under SEC Rule 14a-8 must be made in accordance with the Company's By-Laws, and must be received by the Company for inclusion in the proxy relating to that meeting no later than January 1, 2008.

Pursuant to the Company’s By-Laws, for nominations of directors, a stockholder must give notice which must be delivered to, or mailed and received by, the secretary of the Company not less than 60 or more than 90 days prior to the annual meeting, and the notice must set forth the requirements relating to the director nominee and the stockholder as described in, and otherwise be in compliance with, the Company’s By-Laws. The Company expects to hold its 2008 Annual Meeting of Stockholders no later than April 30, 2008.

For notices of other business to be brought before the meeting by a stockholder, the stockholder’s notice must be delivered to, or mailed and received by, the secretary of the Company not less than 120 or more than 150 days prior to the first anniversary of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s meeting of stockholders, and the notice must set forth the requirements as described in, and otherwise be in compliance with, the Company’s By-Laws. To comply with this procedure, notice of other business must be delivered to, or mailed and received by the Company after December 2, 2007 and before January 1, 2008.

Details with respect to the procedures for submitting proposals for director nomination and notices of other business and the material required to accompany such proposals are contained in the Company’s By-Laws, which are available on the Company’s website, www.nasmedical.com.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

David N. King Secretary

Dated: April 25, 2007

NORTH AMERICAN SCIENTIFIC, INC.

The Board of Directors unanimously recommends your vote FOR all matters set forth below.

1.	ELECTION OF DIRECTORS
	☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY to vote for all nominees listed below	☐ FOR ALL EXCEPT as indicated to the contrary below

Director Nominees: 01 L. Michael Cutrer 02 John A. Friede 03 Dr. Wilfred E. Jaeger 04 John B. Rush 05 John M. Sabin 06 Richard A. Sandberg 07 Dr. Gary N. Wilner 08 Nancy J. Wysenski 09 Roderick A. Young

(INSTRUCTION: To withhold authority to vote for any individual nominee mark the “For All Except” box and write that nominee’s name on the space below.)
2.	IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING
☐ FOR ☐ AGAINST ☐ ABSTAIN

Please sign your name exactly as it appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature(s):____________________________

Date:_______________________________

Signature(s):____________________________

Date:__________________________________

PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

NORTH AMERICAN SCIENTIFIC, INC.

The undersigned hereby appoints John B. Rush and David N. King, and each of them individually, each with full power of substitution, as attorney, agent and proxy to represent the undersigned at the 2007 Annual Meeting of Stockholders of North American Scientific, Inc. (the “Company”) to be held at the Warner Center Marriott located at 21850 Oxnard Street, Woodland Hills, California 91367 at 9:00 a.m. local time, on June 5, 2007 or at any adjournment thereof, with all  power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Annual Meeting in the manner set forth below.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED IN PROPOSAL (1) AND WILL CONFER THE AUTHORITY SET FORTH IN PARAGRAPH 2.

Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated June 5, 2007, as well as a copy of the Company’s Annual Report for the fiscal year ended October 31, 2006.

Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return this proxy in the envelope provided.

(Continued and to be signed on reverse side)